Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of October 10, 2011, by and among Rimage Corporation, a Minnesota corporation (the “Company”) and the persons and entities on the signature page hereto or who sign a joinder to this Agreement (each an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors will be issued shares of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger by and among the Company, Qumu, Inc., Quick Acquisition Corp., Shareholder Representative Services LLC, and the Major Holders identified therein (the “Merger Agreement”).

WHEREAS, the Company desires to provide to the Investors certain registration rights as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto covenant and agree as follows:

Section 1.
Definitions

1.1                “Articles” shall mean the Restated Articles of Incorporation of the Company, as amended, as filed with the Secretary of State of Minnesota, as they may be further amended or amended and restated from time to time.

1.2                “Effective Time” shall have the same meaning as that term in the Merger Agreement.

1.3                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.4                “Form S-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form(s) under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.5                “Holder” shall mean any person owning or having the right to acquire Registrable Securities under this Agreement or any assignee thereof in accordance with Section 7.1 hereof.

1.6                “Lock-Up Agreement” shall mean that certain letter agreement dated the date hereof entered into by each Investor in favor of the Company relating to restrictions on transfer of the Common Stock issued pursuant to the Merger Agreement.

1.7                The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.8                “Registrable Securities” shall mean (a) the Common Stock issued pursuant to the Merger Agreement; and (b) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) with respect to, or in exchange for or in replacement of the shares identified in clause (a) in connection with stock split, stock dividend, exchange, recapitalization, reclassification, merger, consolidation or other similar event; excluding in all cases, however, any Common Stock (i) that may be sold without registration pursuant to Rule 144; (ii) sold by Holder to the public pursuant to a registration statement or pursuant to Rule 144 or any other exemption from registration under the Securities Act; or (iii) sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not assigned.

1.9                “Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with its obligations to effect any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses, fees an expenses incurred in connection with the listing or admission for trading of the Registrable Securities on any securities exchange, and reasonable fees and expenses not to exceed $25,000 of one special counsel for the selling Holder(s) of Registrable Securities (as selected by the selling Holder(s) in their sole discretion) but will not include Selling Expenses. In addition, “Registration Expenses” include all internal expenses incurred by the Company in connection with the consummation of the transactions contemplated by this Agreement.

1.10            “Rule 144” shall mean Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration.

1.11            “SEC” shall mean the Securities and Exchange Commission.

1.12            “Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.13            “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

Section 2.
Demand Registration

2.1                Demand. If the Company shall receive, at any time after the one (1) year anniversary of the Effective Time, a written request from the Holders of at least 50% of the Registrable Securities held by all Holders (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall within twenty (20) days of the receipt thereof, give written notice of such request to all Holders. Each Holder shall have the right, by giving written notice to the Company within fifteen (15) days, to have included in such registration such of its Registrable Securities as Holder may request in such Holder’s notice. Following the expiration of such fifteen (15) day period, the Company shall, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the provisions of Section 2.2.

2.2                Exceptions. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1:

(a)                 After the Company has effected two (2) registrations pursuant to Section 2.1 and such registrations have been declared or ordered effective; or

(b)                 For a period of ninety (90) days following a notice by the Company to the Initiating Holders stating the Company’s good faith intention to effect a registration subject to Section 3 and ending on a date one hundred and eighty (180) days after the effective date thereof; provided that, the Company shall notify the Initiating Holders of such proposed registration within 30 days of the receipt of the notice to the Company described in Section 2.1 and actively employ its commercially reasonable efforts to cause such registration statement to become effective.

2.3                Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1 and the Company shall include such information in its written notice to the Holders pursuant to Section 2.1. The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than Registrable Securities held by Holders) are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

2.4                Deferral Right. If the Company shall furnish to Holders requesting a registration statement pursuant to Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

2.5                Calculations. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1.

2.6                Inclusion of Other Securities. The Company may include in any such registration other securities for sale for its own account or for the account of any other person; provided that, if the underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the Registrable Securities to be sold by the Holders shall be included in such registration before any securities proposed to be sold for the account of the Company or any other person.

Section 3.
Piggyback Registration

3.1                Company Registration. If the Company, at any time after the one (1) year anniversary of the Effective Time, proposes to register under the Securities Act (including for this purpose a registration effected by the Company for the Holders or for shareholders other than the Holders) any of its Common Stock or other securities in connection with the public offering of such securities solely for cash (excluding a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales or a registration on any form which does not permit the inclusion of shares of selling security holders), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, subject to the provisions of Section 3.2.

3.2                Exceptions. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1:

(a)                 After the Company has effected two (2) registrations pursuant to Section 2 and such registrations have been declared or ordered effective; or

(b)                 After the Company has effected two (2) registrations pursuant to Section 3.1 and such registrations have been declared or ordered effective.

3.3                Underwriting. If the registration statement under which the Company gives notice under Section 3.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of Registrable Securities held by each such participating Holder; and third, to any other shareholder of the Company on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, shareholders, subsidiaries, parents and affiliates of such Holder, or the estates and Immediate Family of any such partners and shareholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

3.4                Termination. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 3.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.3 hereof.

Section 4.
Obligations of the Company

4.1                Company Obligations. Whenever required to effect the registration of any Registrable Securities, the Company shall:

(a)                 As expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective.

(b)                 Upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed if earlier; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

(c)                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(d)                 At least two (2) business days before filing a registration statement, prospectus, or any amendments or supplements thereto, furnish to counsel for each Holder participating in the registration for review and approval, copies of all documents proposed to be filed. Approval by Holders’ counsel shall not be unreasonably withheld or delayed. Failure of counsel for a Holder to respond by the end of the second business day shall be deemed to be an approval.

(e)                 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(f)                  Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(g)                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(h)                 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i)                   Immediately notify each Holder participating in the distribution of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order, or if entered, to have it rescinded or otherwise removed.

(j)                  Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(k)                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

(l)                   Use its commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Holders requesting registration of Registrable Securities.

4.2                Condition Precedent. It shall be a condition precedent to the obligations of the Company to take any action with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

4.3                Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the Initiating Holders or requesting Holder(s) unless (a) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the request or that the Company had not otherwise notified the Initiating Holders or requesting Holders of at the time of such request or (b) the Holders of a majority of Registrable Securities then held by all Holders agree to forfeit their right to one requested registration pursuant to Section 2.1, in which event such right shall be forfeited by all Holders.  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.1.

Section 5.
Indemnification

5.1                By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or rule; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

5.2                By the Holders. To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.2, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution hereunder exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

5.3                Process. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 5.1 or Section 5.2.

5.4                Contribution. If the indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.5                Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

Section 6.
Other Requirements

6.1                Exchange Act Reports. With a view to making available to the Holders the benefits of Rule 144 or registration pursuant to a registration on Form S-3, the Company agrees to:

(a)                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                 take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c)                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (ii) a written statement by the Company as it its eligibility to use Form S-3 for resales of the Registrable Securities, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

6.2                Form Type. Each registration shall be effected by a registration statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith).

6.3                Information from Holder. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

Section 7.
Miscellaneous

7.1                Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities, provided that, (a) the Company is, within a ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (c) there is transferred to such transferee no less than (i) twenty thousand (20,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, or (ii) ten percent (10%) of the shares of Registrable Securities held by the Investor; (d) such transferee is an affiliate, subsidiary or parent company, or member of the immediate family (that is any relationship by blood, marriage or adoption, not more remote than first cousin) of Holder, or a family trust for the benefit of a Holder, or the partners or other owners of a Holder who agree to act through a single representative; and (e) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

7.2                Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after five (5) years from the date hereof. In addition, a Holder’s registration rights under Sections 2.1 and 3.1 of this Agreement shall expire if all Registrable Securities held by such Holder (and its affiliates) may be sold under Rule 144 during any ninety (90) day period.

7.3                Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4                Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the law of conflicts of law.

7.5                Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6                Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the address of the Investors on the books and records of the Company, at or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

7.7                Amendment. The rights and obligations of the Company and each Holder under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended if and only if such waiver or amendment is consented to in writing by (a) the Company and (b) the Holders holding a majority of the Registrable Securities then held by all Holders. Each Holder shall be bound by any amendment or waiver effected in accordance with this Section 7.7, whether or not such Holder has consented to such amendment or waiver.

7.8                Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

7.9                Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.10            Counterparts. Counterparts of this Agreement (or joinders or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission or by portable data format (pdf) file via electronic mail shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

7.11            Consent to Jurisdiction.

(a)                 EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)                 EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH THIS AGREEMENT.

[SIGNATURES NEXT PAGE]

IN WITNESS WHEREOF, the Company and the undersigned Investors have executed this Registration Rights Agreement as of the date first above written.

Rimage Corporation

By:
Its:

Investors:

[Each Person Receiving Common Stock of the Company Pursuant to the Merger Agreement]